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                                                                    EXHIBIT 10.6


                           INDEMNIFICATION AGREEMENT


     This INDEMNIFICATION AGREEMENT is made and entered into as of the 3rd day of October 1997 by and between Keren Brown Wilson ("Indemnitee") and Assisted Living Concepts, Inc. a Nevada corporation (the "Company").

                                   RECITALS

     A. The Company has recognized the difficulty that publicly held corporations are having in attracting and retaining qualified directors, officers and key employees as a result of the increasing risk of claims and actions against them arising out of their association with the Company.

     B.   Indemnitee is an officer, director and/or key employee of the Company.

     C. Indemnitee is willing to serve, to continue to serve and to take on additional service for or on behalf of the Company.

     D. In view of the mutual desire of the parties that Indemnitee render valuable services to the Company, the parties have agreed to enter into this Indemnification Agreement.

     THEREFORE IT IS AGREED:

     1.   Definitions.  The following definitions shall apply to this Agreement:
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          1.1  "Act" shall be the Nevada Corporation Act, NRS (S)(S) 78.010-
 .795, and all amendments thereto hereinafter enacted.

          1.2 "Expenses" shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals and attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

          1.3 "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding.

          1.4 "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

          1.5 "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.
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     2.   Indemnification.  The Company shall indemnify Indemnitee against
          ---------------
Liability and Expenses actually and necessarily incurred by him or her in any Proceeding in which he or she is made a Party by reason of being or having been a director, officer or key employee of the Company, except in relation to matters as to which indemnification is prohibited by the Act; but such indemnification shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any bylaw or agreement of the Company, general or specific action of the Company's board of directors, vote of the Company's shareholders or otherwise.

     3.   Procedure for Indemnification.  After the final disposition of any
          -----------------------------
Proceeding in which Indemnitee may be entitled to indemnification pursuant to this Agreement, Indemnitee may send to the Company a written request for indemnification. The Company shall, in accordance with the provisions of the Act regarding determination and authorization of indemnification, make a finding whether the indemnification requested is permitted by the laws of the state of Nevada no later than 60 days following receipt by the Company of such request. The Company shall cause the indemnification requested to be authorized and paid unless the Company finds that the indemnification requested is not so permitted. Indemnitee shall be given an opportunity to be heard and to present evidence in connection with the consideration of the party or parties determining Indemnitee's right to indemnification under the Act. If the Company does not authorize indemnification hereunder, Indemnitee shall have the right to seek court-ordered indemnification in accordance with the provisions of the Act. In any such action, neither the making of, nor the failure to make, any finding by the Company that indemnification of the Indemnitee is proper or not proper in the circumstances shall be a defense to such action or create a presumption that the Indemnitee has not met the standard of conduct required by the Act. In making its determination and in any court proceeding, the Company shall have the burden of proving that Indemnitee has not met the standard of conduct required by the Act to entitle Indemnitee to indemnification.

     4.   Procedure for Advancement of Expenses.  The Company shall pay for or
          -------------------------------------
reimburse the reasonable Expenses incurred by Indemnitee as a result of being Party to a Proceeding in advance of final disposition of the Proceeding promptly upon receipt of a written request for payment of such Expenses that is in accordance with the requirements of the Act for such written statements. Such written statement shall also include or be accompanied by documentation of the Expenses incurred certified true and correct by Indemnitee. When available, such documentation of expenses shall include copies of bills or statements evidencing the Expenses incurred. If the requirements of this Section 4 are met, the Company shall pay the amount requested promptly notwithstanding the absence of a final disposition of the Proceeding.

     5.   Partial Indemnity.  If Indemnitee is entitled under any provision of
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this Agreement to indemnification by the Company for some or a portion of the
Expenses or Liability incurred by Indemnitee in the preparation, investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion of such Expenses or Liability to which Indemnitee is entitled in accordance with this Agreement.

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     6.   Insurance.  The Company may, but shall not be required to, purchase
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and keep in force during the term of this Agreement a policy or policies of liability insurance on behalf of Indemnitee against Liability and Expenses incurred in any Proceeding. Nothing herein shall be construed to prohibit Indemnitee from maintaining his or her own policy of liability insurance.

     7.   Exclusions.  The Company shall not be liable to make any payment
          ----------
hereunder:

          7.1 If it shall be finally adjudicated that such payment is prohibited by law;

          7.2 On account of any Proceeding brought under Section 16(b) of the Securities Exchange Act of 1934, as such law is amended from time to time, or under any similar law that replaces Section 16(b), in which judgment is rendered against Indemnitee for an accounting for profits made from the purchase or sale by Indemnitee of the securities of the Company;

          7.3 For Liability or Expenses in any Proceeding brought by Indemnitee against the Company unless (i) the Proceeding is brought as a Proceeding for indemnity under this Agreement, (ii) Indemnitee is successful in whole or in part in a Proceeding or (iii) the indemnification is included in a settlement of the Proceeding or is awarded by a court;

          7.4 To the extent payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy, whether provided by the Company or by Indemnitee (the "Insurance Policy"), by or out of a fund created by the Company and under the control of a trustee or otherwise (the "Fund") or from other sources provided by the Company ("Other Sources"); or

          7.5 For amounts paid in settlement of a claim effected without the Company's prior written consent, which consent shall not be unreasonably withheld.

If Indemnitee shall become obligated or required to pay any amount that the Company would be obligated to pay hereunder except for the exclusion in Section 7.4, the Company shall advance such amount to Indemnitee if payment is not reasonably expected to be made under the Insurance Policy, by the Fund or from Other Sources prior to the time that Indemnitee must make such payment, provided, however, that Indemnitee shall immediately pay over to the Company, from the funds Indemnitee later receives under the Insurance Policy, from the Fund or from Other Sources, an amount equal to the amount advanced.

     8.   Defense of Claim.  If any Proceeding asserted or commenced against
          ----------------
Indemnitee is also asserted or commenced against the Company, the Company shall be entitled to participate in the Proceeding at its own expense and, except as otherwise provided herein below, to the extent that it may wish the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any such Proceeding, Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be the Expenses of Indemnitee, and the

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Company may not be obligated to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection therewith other than the reasonable costs of investigation, travel and lodging Expenses arising out of Indemnitee's participation in the defense of such Proceeding unless (i) otherwise authorized by the Company, (ii) Indemnitee's counsel shall have reasonably concluded, and so notified the Company in writing, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding. If the Company may be obligated for some or all of the Expenses of Indemnitee under this Section 8, the determination of Indemnitee's entitlement to indemnification shall be made in accordance with Section 3.

     9.   Change in Control.
          -----------------

          9.1 The Company agrees that, if there is a Change in Control (as hereinafter defined) of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and Expense advances under this Agreement, the Company shall seek legal advice only from special, independent counsel selected by the Company with the consent of Indemnitee, which consent shall not be unreasonably withheld, with respect to matters arising out of this Agreement, including but not limited to the right of Indemnitee to indemnification hereunder. Such counsel shall, among other things, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under the Act and as to the amount of reasonable indemnification. Such written opinion shall be binding upon the Company and Indemnitee. The Company shall agree to pay the reasonable fees of such special counsel and to indemnify fully such counsel against any and all expenses, including attorney fees, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          9.2 For the purpose of this Section 9, a "Change in Control" shall be deemed to have occurred if:

               9.2.1 Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of the Company, becomes the "Beneficial Owner," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities ("Voting Stock");

               9.2.2 During any period of twenty-four (24) consecutive months, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constitute the board of directors of the Company and any new director, other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 9.2.1 or 9.2.3, whose election was approved by a vote of at

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least two-thirds (2/3rds) of the shares entitled to vote, cease for any reason to constitute a majority of the board; or

                9.2.3 The stockholders of the Company (i) approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Stock outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into Voting Stock of the surviving entity, at least seventy percent (70%) of the combined voting power of the Voting Stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, (ii) approve a plan of complete liquidation of the Company or
(iii) approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     10.  Potential Change in Control.
          ---------------------------

          10.1 In the event of a Potential Change in Control (as hereinafter defined), the Company shall, upon written request by Indemnitee, create a trust (the "Trust") for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding for which Indemnitee may be entitled to indemnification under this Agreement, and any and all Liability for which Indemnitee is entitled to indemnification hereunder from time to time actually paid, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligations shall be determined in accordance with the provisions of the Act with regard to determination and authorization of indemnification.

          10.2  The terms of the Trust shall provide that upon a Change in
Control:

                10.2.1 The Trust shall not be revoked or the principal thereof invaded without the prior written consent of Indemnitee;

                10.2.2 The trustee of the Trust (the "Trustee") shall advance, within two (2) business days of a written request by Indemnitee in accordance with the requirements of Section 4, any and all Expenses to Indemnitee, and Indemnitee hereby agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse the Company pursuant to the Act and Section 4;

                10.2.3 The Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above;

                10.2.4 The Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and

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                10.2.5  All unexpended funds in the Trust shall revert to the
Company upon a final determination by the special counsel established in accordance with Section 9 or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement.

          10.3 The Trustee shall be selected by Indemnitee with the consent of the Company, which consent shall not be unreasonably withheld, and all reasonable expenses, fees and other disbursements of the Trustee in connection with the establishment and administration of the Trust shall be paid by the Company.

          10.4 Nothing in this Section 10 shall relieve the Company of any of its obligations under this Agreement.

          10.5 A "Potential Change in Control" shall be deemed to have occurred if: (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person, including the Company, publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of stock of the Company representing nine and one-half percent (9.5%) or more of the combined voting power of the Company's then outstanding Voting Stock, increases his or her beneficial ownership of such stock by five (5) percentage points or more over the percentage so owned by such person; or (iv) the board of directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     11.  Nonexclusivity and Continuation of Rights.  The indemnification
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provided by this Agreement shall not be deemed exclusive of any other rights consistent with the laws of the state of Nevada to which Indemnitee may be entitled under the Company's articles of incorporation, bylaws or any other agreement, vote of shareholders or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue notwithstanding that Indemnitee may have ceased to be connected with the Company.

     12.  Heirs, Successors and Assigns.  This Agreement shall be binding upon
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and inure to the benefit of the heirs, successors and assigns of the Company and
Indemnitee.

     13.  Severability. Wherever possible, each provision in this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under the laws of the state of Nevada, but if any provision of this Agreement shall be invalidated by any court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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     14.  Subrogation. In the event of payment under this Agreement, the Company
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shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     15.  Modification and Amendment.  No amendment, modification, termination
          --------------------------
or claimed waiver of any of the provisions hereof shall be valid unless in writing and signed by both of the parties hereto.

     16.  Notices.  All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee:                    If to the Company:

Keren Brown Wilson                   Assisted Living Concepts, Inc.
_______________________              Attn:  Corporate Secretary
_______________________              9955 SE Washington, Suite 201
_______________________              Portland, OR 97216


or to such other address as may have been furnished to the other party.

     17.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the state of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first hereinabove written.

INDEMNITEE                    Assisted Living Concepts, Inc.
                               a Nevada corporation

/s/ Keren Brown Wilson           /s/ Stephen Gordon
_________________________     By ________________________
Keren Brown Wilson               Chief Financial Officer
                                 Stephen Gordon

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